EXHIBIT 10.63


                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

                  THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT ("FIRST AMENDMENT") made this 1st day of January, 2003 by and between LaSalle Business Credit, LLC, a Delaware limited liability company (successor by merger to LaSalle Business Credit, Inc.) ("LENDER"), 135 South LaSalle Street, Chicago, Illinois 60603-4105, and Gibraltar Packaging Group, Inc., a Delaware corporation, having its principal place of business at 2000 Summit Avenue, Hastings, Nebraska 68902-2148 ("GIBRALTAR"), RidgePak Corporation, an Illinois corporation, having its principal place of business at 1140 Hayden Street, Ft. Wayne, Indiana 46803 ("RIDGEPAK"), Standard Packaging and Printing Corp., a North Carolina corporation, having its principal place of business at Highway 73 West, Mt. Gilead, North Carolina 27306 ("STANDARD"), and Niemand Industries, Inc., a Delaware corporation, having its principal place of business at 2000 Summit Avenue, Hastings, Nebraska 68902-2148 ("NIEMAND"). This First Amendment is an amendment to that certain Loan and Security Agreement (and that certain Supplement to Loan and Security Agreement) by and among Lender, Gibraltar, RidgePak and Standard dated December 20, 2001 (the "LOAN AGREEMENT"). Capitalized terms not otherwise defined herein will have the meaning given to them in the Loan Agreement.

                  WHEREAS, Borrower (as such term is defined in the Loan and Security Agreement) has requested this First Amendment in order to permit increased capital expenditures deemed advisable for the operation of the Borrower;

                  NOW THEREFORE, for good and valuable consideration, the Borrower and Lender hereby confirm the accuracy of the foregoing recital and amend the Loan Agreement as follows:

                  1. Modifications to Loan Agreement. The Loan Agreement is modified as follows:

                  (a) Paragraph 14(d) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

                  "(d) CAPITAL EXPENDITURE LIMITATIONS.

                           Borrower and its Subsidiaries shall not make any Capital Expenditures if, after giving effect to such Capital Expenditure, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed (i) Four Million Four Hundred Thousand Dollars ($4,400,000.00) during the Fiscal Year ending June 30, 2003; and (ii) Two Million Five Hundred Thousand Dollars ($2,500,000.00) in any Fiscal Year thereafter."


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                  (b) Subparagraph 13(b)(v) of the Loan Agreement is hereby
deleted in its entirety and the following is substituted therefor:

                           "(v) incur operating lease obligations requiring payments not to exceed Two Million One Hundred Thousand Dollars ($2,100,000.00) in the aggregate during any Fiscal Year of Borrower;"

                  2. Future Documentation. Borrower agrees to execute and deliver any and all documentation, agreements, confirmations or other items required by LaSalle in order to protect the Collateral or otherwise protect the Lender's interests under the Loan Documents.

                  3. Cross Default and Cross Collateralization. A default in the performance of Borrower's obligations under this First Amendment will constitute an Event of Default under the Loan Agreement and other Loan Documents, and in such event LaSalle will be entitled to exercise any and all remedies available thereunder. Borrower and LaSalle further agree that all Loan Documents securing or supporting the Loan Agreement are hereby modified so that each of the Loan Documents will hereafter secure and/or support the Loan Agreement as modified by this First Amendment.

                  4. Release. Borrower does hereby release, remise, acquit and forever discharge LaSalle, and LaSalle's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporation, and related corporate divisions (all of the foregoing hereinafter called the "RELEASED PARTIES"), from any and all action and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this First Amendment, the Loan Agreement and the other Loan Documents (all of the foregoing hereinafter called the "RELEASED MATTERS"). Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrower represents and warrants to LaSalle that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

                  5. Expenses. Immediately upon request, Borrower shall pay all expenses and costs of LaSalle (including, without limitation, the attorney fees of counsel for LaSalle and expenses of counsel for LaSalle) in connection with the preparation, negotiation, execution and approval of this First Amendment and any and all other documents, instruments and things contemplated hereby, whether or not such transactions are consummated, together with all other expenses and costs incurred by LaSalle chargeable to Borrower pursuant to the terms of the Loan Agreement which are unpaid at such time.


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                  6. Ratification; Estoppel; Reaffirmation.

                  (a) Borrower does hereby reaffirm the Loan Agreement and other Loan Documents, and ratify the Loan Agreement and other Loan Documents, as amended, modified and supplemented.

                  (b) Borrower does hereby reaffirm to LaSalle each of the representations, warranties, covenants and agreements set forth in the Loan Agreement and the other Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof to LaSalle and the Lenders.

                  (c) The Borrower further represents and warrants that, as of the date hereof, they have no counterclaims, defenses or offsets of any nature whatsoever to the Loans or any of the Loan Documents and that, as of the date hereof no default has occurred or exists under any of the Loan Documents.

                  (d) Borrower does hereby ratify, affirm, reaffirm, acknowledge, confirm and agree that the Loan Agreement and other Loan Documents, as amended, modified and supplemented hereby by this First Amendment, represent the valid, enforceable and collectible obligations of Borrower.

                  7. Default. Borrower's failure to comply with any terms and conditions as and when required by this First Amendment will constitute a default of this First Amendment. Time and exact performance are of the essence of this First Amendment. The occurrence of a default under this First Amendment will constitute an Event of Default of the Loan Agreement and other Loan Documents, and will entitle LaSalle to exercise any remedies otherwise available to LaSalle at law or equity. Borrower agrees to pay any and all costs and expenses incurred by LaSalle in connection with a default of this First Amendment and/or the Loan Agreement and other Loan Documents, including without limitation all reasonable attorneys' fees and costs.

                  8. Successors and Assigns. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and personal representatives.

                  9 Governing Law. The terms and conditions of this First Amendment, the Loan Agreement and all of the other Loan Documents shall be governed by the applicable laws of the State of Illinois.

                  10. Counterparts. This First Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                  11. No Waiver. Nothing contained in this First Amendment may be construed as a waiver of, or promise to waive any Default or Event of Default.


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                  12. Interpretation. Within this First Amendment, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. The parties acknowledge that the parties and their counsel have reviewed and revised this First Amendment and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this First Amendment or any exhibits or amendments hereto.

                  13. Conflict Between Terms. In the event of a conflict between or among the terms, covenants, conditions or provisions of this First Amendment, the Loan Agreement or the other Loan Documents, LaSalle may elect to enforce from time to time those provisions that would afford LaSalle the maximum financial benefits and security for such obligations and liabilities thereunder and/or provide LaSalle the maximum assurance of payment of such liabilities and obligations in full.

                  14. Revival of Liability. To the extent that any payment or payments made to LaSalle under this First Amendment, the Loan Agreement and the other Loan Documents, or any payment or proceeds of any collateral received by LaSalle in the reduction of the indebtedness evidenced therein or with respect to any of the allocations evidenced by this First Amendment or any related documents are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to Borrower or any other person liable for any of the obligations evidenced and/or secured by this First Amendment or any other related documents, whether directly or indirectly, as a debtor-in-possession or to a receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of the indebtedness of Borrower evidenced hereby or such other liable person intended to have been satisfied by such payment or proceeds will be revived and will continue in full force and effect as if such payment or proceeds had never been received by LaSalle.

                  15. Amendment. The terms and conditions hereof may not be modified, altered or otherwise amended except by an instrument in writing executed by the Borrower and LaSalle.

                  16. Severability. If any term or provision of this First Amendment, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this First Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this First Amendment shall be valid and shall be enforced to the fullest extent permitted by law.

                  17. No Cancellation. This First Amendment evidences the same indebtedness as evidenced by the Loan Agreement and other Loan Documents (as modified hereby). This First Amendment is secured by the Collateral as provided in the Loan Agreement including all amendments and modifications thereto. All future advances made to the borrower or the guarantors in the good faith judgment of the lender for the purpose of protecting lender's interests in the collateral will also be secured by this First Amendment. This First Amendment is


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an extension, modification, amendment and restatement of the prior documents and the execution hereof does not evidence a cancellation of the indebtedness evidenced by the prior documents.

                  18. WAIVER OF JURY TRIAL. LASALLE AND BORROWER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS FIRST AMENDMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER ACKNOWLEDGES THAT NEITHER LASALLE NOR ANY PERSON ACTING ON BEHALF OF LASALLE OR ANY LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAVE THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS FIRST AMENDMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.







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                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this First Amendment in Chicago, Illinois as of the 1st day of January, 2003.



GIBRALTAR PACKAGING GROUP, INC.,            NIEMAND INDUSTRIES, INC,
a Delaware corporation                      a Delaware corporation


By  /s/ Brett Moller                        By  /s/ Brett Moller
    ----------------------------                ----------------------------
Title  VP Finance                           Title  Vice President
       -------------------------                   -------------------------


RIDGEPAK CORPORATION,                       LASALLE BUSINESS CREDIT, LLC,
an Illinois corporation                     a Delaware limited liability company


By  /s/ Brett Moller                        By  /s/ Ellen T. Cook
    ----------------------------                ----------------------------
Title  Vice President                       Title  Vice President
       -------------------------                   -------------------------


STANDARD PACKAGING AND PRINTING CORP.,
a North Carolina corporation


By  /s/ Brett Moller
    ----------------------------
Title  Vice President
       -------------------------






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